EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-12399, 33-40796, 33-78584 and 33-65081 of Dionex Corporation
on Form S-8 of our reports dated July 21, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Dionex Corporation for the year ended June 30, 1997.



DELOITTE & TOUCHE LLP

San Jose, California
September 23, 1997